Exhibit 99.1

John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Record Fourth Quarter and Full Year Fiscal 2019 Results

•	Fourth Quarter Revenue of $3.60 Billion, up 26% Year-Over-Year, 27% in Constant Currency

•	Full Year Revenue of $13.28 Billion, up 26% Year-Over-Year, 26% in Constant Currency

•	Unearned Revenue of $8.56 Billion, up 22% Year-Over-Year, 24% in Constant Currency

•	Remaining Performance Obligation of Approximately $25.7 Billion, up 25% Year-Over-Year

•	Fourth Quarter Operating Cash Flow of $1.33 Billion, up 27% Year-Over-Year

•	Full Year Operating Cash Flow of $3.40 Billion, up 24% Year-Over-Year

SAN FRANCISCO, Calif. - Mar. 4, 2019 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2019.

"We had another year of outstanding revenue growth, surpassing $13 billion in revenue faster than any other enterprise software company in history," said Marc Benioff, chairman and co-CEO, Salesforce. "As companies of all sizes turn to Salesforce, we're enabling them to put the customer at the center of their digital transformation through our intelligent Customer 360 platform. I've never been more excited about the opportunity ahead."

“Our relentless focus on delivering innovation and customer success has fueled our growth and solidified our leadership in the enterprise,” said Keith Block, co-CEO, Salesforce. “This is just the beginning, which is why we're now targeting $26 to $28 billion in revenue by FY23 – organically doubling our revenue again in the next four years.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year 2019:

Revenue: Total fourth quarter revenue was $3.60 billion, an increase of 26% year-over-year, and 27% in constant currency. Subscription and support revenues were $3.38 billion, an increase of 26% year-over-year. Professional services and other revenues were $228 million, an increase of 16% year-over-year.

Full fiscal year 2019 revenue was $13.28 billion, an increase of 26% year-over-year, and 26% in constant currency. Subscription and support revenues were $12.41 billion, an increase of 27% year-over-year. Professional services and other revenues were $869 million, an increase of 12% year-over-year.

Earnings per Share: Fourth quarter GAAP diluted earnings per share was $0.46, and non-GAAP diluted earnings per share was $0.70. GAAP diluted earnings per share benefited by $0.17 related to the net benefit of tax adjustments. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $0.12 based on the US tax rate of 25% and non-GAAP diluted earnings per share by $0.12 based on our non-GAAP tax rate of 21.5%.

For fiscal year 2019, GAAP diluted earnings per share was $1.43, and non-GAAP diluted earnings per share was $2.75. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $0.52 based on the US tax rate of 25% and non-GAAP diluted earnings per share by $0.55 based on our non-GAAP tax rate of 21.5%.

Cash: Cash generated from operations for the fourth quarter was $1.33 billion, an increase of 27% year-over-year. Cash generated from operations for the full fiscal year 2019 was $3.40 billion, an increase of 24% year-over-year. Total cash, cash equivalents and marketable securities ended the fourth quarter at $4.34 billion.

Remaining Performance Obligation: Remaining performance obligation, representing future revenues that are under contract but have not yet been recognized, ended the fourth quarter at approximately $25.7 billion, an increase of 25% year-over-year. This includes approximately $450 million related to the remaining performance obligation from MuleSoft. Current remaining performance obligation, which represents the future revenues under contract expected to be recognized over the next 12 months, ended the fourth quarter at approximately $11.9 billion, an increase of 24% year-over-year.

Unearned Revenue: Unearned revenue on the balance sheet as of January 31, 2019 was $8.56 billion, an increase of 22% year-over-year, and 24% in constant currency.

As of March 4, 2019, the company is initiating revenue, earnings per share and current remaining performance obligation growth guidance for its first quarter of fiscal year 2020. For the full fiscal year 2020, the company is raising its revenue guidance previously provided November 27, 2018, and is initiating earnings per share guidance and operating cash flow growth guidance. The guidance below assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically our investment portfolio has had a positive impact on our financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicly traded companies within our strategic investment portfolio. The impact of future gains or losses from our strategic portfolio could be material. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and exclude discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q1 FY20 Guidance	Full Year FY20 Guidance
Revenue	$3.67 - $3.68 billion	$15.95 - $16.05 billion
Y/Y Growth	22%	20% - 21%
GAAP EPS	$0.10 - $0.11	$0.66 - $0.68
Non-GAAP EPS	$0.60 - $0.61	$2.74 - $2.76
Operating Cash Flow Growth (Y/Y)	N/A	20% - 21%
Current Remaining Performance Obligation Growth (Y/Y)	~24%	N/A

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2020
	Q1	FY2020
GAAP EPS range*	$0.10 - $0.11	$0.66 - $0.68
Plus
Amortization of purchased intangibles	$0.16	$0.58
Stock-based expense	$0.43	$1.84
Less
Income tax effects and adjustments**	$(0.09)	$(0.34)
Non-GAAP diluted EPS***	$0.60 - $0.61	$2.74 - $2.76

Shares used in computing basic net income per share (millions)	773	784
Shares used in computing diluted net income per share (millions)	797	809

* The company's GAAP tax provision is expected to be approximately 40% for the three months ended April 30, 2019 and approximately 40% for the year ended January 31, 2020. The GAAP tax rates may fluctuate due to discrete items, future acquisitions or other transactions. The company's projected GAAP basic and diluted EPS assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses.
** The company's non-GAAP tax provision uses a long-term projected tax rate of 22.5%, which reflects currently available information and could be subject to change.
*** The company's projected non-GAAP basic and diluted EPS assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 9678599.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) April 3, 2019.

About Salesforce
Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, expected revenue growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which we participate; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships, joint ventures and investments; our ability to successfully integrate acquired businesses and technologies; our ability to continue to grow unearned revenue and remaining performance obligation; our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions which may affect the publicly traded companies within our strategic investment portfolio; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding debt, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with our debt covenants and capital lease obligations; current and potential litigation involving us; and the impact of climate change.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2019 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Revenues:
Subscription and support	$3,375	$2,668	$12,413	$9,766
Professional services and other	228	197	869	774
Total revenues	3,603	2,865	13,282	10,540
Cost of revenues (1)(2):
Subscription and support	717	548	2,604	2,033
Professional services and other	229	190	847	740
Total cost of revenues	946	738	3,451	2,773
Gross profit	2,657	2,127	9,831	7,767
Operating expenses (1)(2):
Research and development	518	396	1,886	1,553
Marketing and sales	1,643	1,245	6,064	4,671
General and administrative	359	275	1,346	1,089
Total operating expenses	2,520	1,916	9,296	7,313
Income from operations	137	211	535	454
Investment income	16	12	57	36
Interest expense	(41)	(22)	(154)	(87)
Gains on strategic investments, net	125	23	542	19
Other income (expense)	2	(3)	3	(2)
Income before benefit from (provision for) income taxes	239	221	983	420
Benefit from (provision for) income taxes (3)	123	(15)	127	(60)
Net income	$362	$206	$1,110	$360
Basic net income per share	$0.47	$0.28	$1.48	$0.50
Diluted net income per share	$0.46	$0.28	$1.43	$0.49
Shares used in computing basic net income per share	766	724	751	715
Shares used in computing diluted net income per share	786	749	775	735

(1)	Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Cost of revenues	$62	$39	$215	$166
Marketing and sales	68	30	232	121

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Cost of revenues	$42	$33	$161	$130
Research and development	79	63	307	260
Marketing and sales	169	112	643	469
General and administrative	39	30	172	138

(3)	Amounts include a benefit related to the partial release of the valuation allowance of $612 million and $2 million for fiscal 2019 and 2018, respectively.
* Prior period information has been adjusted for the adoption of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which the Company adopted on February 1, 2018.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Revenues:
Subscription and support	94%	93%	93%	93%
Professional services and other	6	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	20	19	20	19
Professional services and other	6	7	6	7
Total cost of revenues	26	26	26	26
Gross profit	74	74	74	74
Operating expenses (1)(2):
Research and development	14	14	14	15
Marketing and sales	46	43	46	44
General and administrative	10	10	10	10
Total operating expenses	70	67	70	69
Income from operations	4	7	4	5
Investment income	0	0	0	0
Interest expense	(1)	0	(1)	(1)
Gains on strategic investments, net	4	1	4	0
Other income (expense)	0	0	0	0
Income before benefit from (provision for) income taxes	7	8	7	4
Benefit from (provision for) income taxes	3	(1)	1	(1)
Net income	10%	7%	8%	3%

(1)	Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Cost of revenues	2%	1%	2%	2%
Marketing and sales	2	1	2	1

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	5	4	5	5
General and administrative	1	1	1	1

* Prior period information has been adjusted for the adoption of Topic 606.

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	January 31, 2019	January 31, 2018 (as adjusted)*
Assets
Current assets:
Cash and cash equivalents	$2,669	$2,543
Marketable securities	1,673	1,978
Accounts receivable, net	4,924	3,921
Costs capitalized to obtain revenue contracts, net	788	671
Prepaid expenses and other current assets	629	471
Total current assets	10,683	9,584
Property and equipment, net	2,051	1,947
Costs capitalized to obtain revenue contracts, noncurrent, net	1,232	1,105
Capitalized software, net	152	146
Strategic investments	1,302	677
Goodwill	12,851	7,314
Intangible assets acquired through business combinations, net	1,923	827
Other assets, net	543	384
Total assets	$30,737	$21,984
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$165	$76
Accrued compensation	1,167	1,001
Accrued expenses and other liabilities	1,356	970
Unearned revenue	8,564	6,995
Current portion of debt	3	1,025
Total current liabilities	11,255	10,067
Noncurrent debt	3,173	695
Other noncurrent liabilities	704	846
Total liabilities	15,132	11,608
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	13,927	9,752
Accumulated other comprehensive loss	(58)	(12)
Retained earnings	1,735	635
Total stockholders’ equity	15,605	10,376
Total liabilities and stockholders’ equity	$30,737	$21,984

* Prior period information has been adjusted for the adoption of Topic 606.

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Operating activities:
Net income	$362	$206	$1,110	$360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	273	188	962	753
Amortization of debt discount and issuance costs	2	8	20	31
Amortization of costs capitalized to obtain revenue contracts, net	176	141	737	592
Expenses related to employee stock plans	329	238	1,283	997
Gains on strategic investments, net	(125)	(23)	(542)	(19)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(2,888)	(2,399)	(923)	(719)
Costs capitalized to obtain revenue contracts, net	(531)	(600)	(981)	(1,156)
Prepaid expenses and other current assets and other assets	(54)	230	(58)	18
Accounts payable	(5)	(43)	74	(39)
Accrued expenses and other liabilities	603	423	213	392
Unearned revenue	3,189	2,683	1,503	1,528
Net cash provided by operating activities	1,331	1,052	3,398	2,738
Investing activities:
Business combinations, net of cash acquired	0	(5)	(5,115)	(25)
Purchases of strategic investments	(70)	(103)	(362)	(216)
Sales of strategic investments	171	75	260	131
Purchases of marketable securities	(434)	(569)	(1,068)	(2,003)
Sales of marketable securities	74	121	1,426	558
Maturities of marketable securities	48	35	146	78
Capital expenditures	(167)	(138)	(595)	(534)
Net cash used in investing activities	(378)	(584)	(5,308)	(2,011)
Financing activities:
Proceeds from issuance of debt, net	0	0	2,966	0
Proceeds from employee stock plans	136	165	704	650
Principal payments on capital lease obligations	(21)	(23)	(131)	(106)
Repayments of debt	(501)	(123)	(1,529)	(323)
Net cash provided by (used in) financing activities	(386)	19	2,010	221
Effect of exchange rate changes	(3)	(16)	26	(12)
Net increase in cash and cash equivalents	564	471	126	936
Cash and cash equivalents, beginning of period	2,105	2,072	2,543	1,607
Cash and cash equivalents, end of period	$2,669	$2,543	$2,669	$2,543
* Prior period information has been adjusted for the adoption of Topic 606. Total net cash provided by operating activities, net cash used in investing activities and net cash provided by (used in) financing activities for the three months and year ended January 31, 2018, as adjusted, did not change.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jan 31, 2019	Oct 31, 2018	Jul 31, 2018	Apr 30, 2018	Jan 31, 2018	Oct 31, 2017
Full Time Equivalent Headcount (1)	35,995	34,391	32,717	30,149	29,401	28,527
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)	$4,342	$3,450	$3,427	$7,159	$4,521	$3,629
Strategic investments (3)	$1,302	$1,251	$1,202	$1,024	$677	$670
Unearned revenue (4)	$8,564	$5,376	$5,883	$6,201	$6,995	$4,312
Principal due on the Company's outstanding debt obligations (2)	$3,198	$3,699	$3,700	$3,200	$1,727	$1,850
Net cash provided by operating activities	$1,331	$143	$458	$1,466	$1,052	$125
Capital expenditures	$167	$136	$170	$122	$138	$111
(1) Full time equivalent headcount includes 1,267 from the May 2018 acquisition of MuleSoft, Inc.
(2) The Company raised $2.5 billion in a public offering of unsecured debt in April 2018 in connection with the acquisition of MuleSoft, Inc. which closed in May 2018. Total cash paid in May 2018 in connection with the acquisition was approximately $4.9 billion. The Company's 0.25% Convertible Senior Notes matured in April 2018 and the Company paid the principal amount due at that time. The Company repaid the $500 million 2019 Term Loan in full in January 2019.
(3) The strategic investments balance as of January 31, 2019, October 31, 2018, July 31, 2018 and April 30, 2018 includes the fair value adjustments of the Company's publicly traded and privately held equity investments as the Company adopted Accounting Standards Update No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10)" on February 1, 2018. See discussion below for further details on the fair value adjustments.
(4) January 31, 2018 and October 31, 2017 information has been adjusted for the adoption of Topic 606, which the Company adopted on February 1, 2018. Topic 606 introduced unearned revenue, which is substantially similar to deferred revenue under previous accounting guidance, except for the removal of the limitation on contingent revenue.
Supplemental Revenue Analysis
Remaining Performance Obligation (Formerly "Remaining Transaction Price")
Topic 606 introduced remaining transaction price, which is different than unbilled deferred revenue under previous accounting guidance. Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
As with unbilled deferred revenue under previous accounting guidance, the portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of January 31, 2019	$11.9	$13.8	$25.7
As of October 31, 2018	$10.0	$11.2	$21.2
As of July 31, 2018	$9.8	$11.2	$21.0
As of April 30, 2018	$9.6	$10.8	$20.4
As of January 31, 2018	$9.6	$11.0	$20.6

Disaggregation of Revenue

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Sales Cloud	$1,051	$946	$4,040	$3,588
Service Cloud	964	789	3,621	2,883
Salesforce Platform and Other	825	535	2,854	1,913
Marketing and Commerce Cloud	535	398	1,898	1,382
	$3,375	$2,668	$12,413	$9,766

Total revenues by geography (in millions):	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Americas	$2,581	$2,046	$9,445	$7,621
Europe	677	542	2,553	1,916
Asia Pacific	345	277	1,284	1,003
	$3,603	$2,865	$13,282	$10,540

Total revenues by geography as a percentage of total revenues:	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Americas	72%	71%	71%	72%
Europe	19	19	19	18
Asia Pacific	9	10	10	10
	100%	100%	100%	100%

* Prior period information has been adjusted for the adoption of Topic 606.
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Revenue constant currency growth rates (as compared to the comparable prior periods as adjusted for Topic 606) were as follows:

	Three Months Ended January 31, 2019 compared to Three Months Ended January 31, 2018	Three Months Ended October 31, 2018 compared to Three Months Ended October 31, 2017	Three Months Ended January 31, 2018 compared to Three Months Ended January 31, 2017
Americas	26%	25%	18%
Europe	31%	31%	30%
Asia Pacific	26%	26%	27%
Total growth	27%	26%	21%
The Company presents constant currency information for unearned revenue to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the unearned revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.

Unearned revenue constant currency growth rates (as compared to the comparable prior periods as adjusted for Topic 606) were as follows:

	January 31, 2019 compared to January 31, 2018	October 31, 2018 compared to October 31, 2017	January 31, 2018 compared to January 31, 2017
Total growth	24%	26%	25%
Supplemental Strategic Investment Information
Gains on strategic investments, net
Upon the prospective adoption of ASU 2016-01 in the first fiscal quarter of 2019, the Company is now required to record all fair value adjustments of the Company's publicly traded and privately held equity investments through the statement of operations. As such, the Company anticipates additional volatility to the Company's statements of operations in future periods, due to changes in market prices of the Company's investments in publicly held equity investments and the valuation and timing of observable price changes and impairments of the Company's investments in privately held securities. These changes could be material based on market conditions and events. The results for the current fiscal period are not indicative of the results to be expected for any subsequent quarter or fiscal year.
Gains and losses recognized on strategic investments were as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Net gains recognized on publicly traded securities	$83	$0	$345	$0
Net gains recognized on privately held securities	34	23	133	19
Net gains recognized on sales of equity securities	6	0	74	0
Net gains (losses) recognized on debt securities	2	0	(10)	0
Gains on strategic investments, net	$125	$23	$542	$19
Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	January 31, 2019	January 31, 2018
2021 Term Loan	May 2018	May 2021	$499	$0
2023 Senior Notes	April 2018	April 2023	993	0
2028 Senior Notes	April 2018	April 2028	1,488	0
2019 Term Loan	July 2016	July 2019 (1)	0	498
Loan assumed on 50 Fremont	February 2015	June 2023	196	199
0.25% Convertible Senior Notes	March 2013	April 2018	0	1,023
Total carrying value of debt			3,176	1,720
Less current portion of debt			(3)	(1,025)
Total noncurrent debt			$3,173	$695
(1) The Company repaid the 2019 Term Loan in full in January 2019.

Supplemental Diluted Share Count Information
(share data in millions)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Weighted-average shares outstanding for basic earnings per share	766	724	751	715
Effect of dilutive securities:
Convertible senior notes	0	6	1	5
Employee stock awards	20	17	21	14
Warrants	0	2	2	1
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	786	749	775	735

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Non-GAAP gross profit
GAAP gross profit	$2,657	$2,127	$9,831	$7,767
Plus:
Amortization of purchased intangibles (a)	62	39	215	166
Stock-based expense (b)	42	33	161	130
Non-GAAP gross profit	$2,761	$2,199	$10,207	$8,063
Non-GAAP operating expenses
GAAP operating expenses	$2,520	$1,916	$9,296	$7,313
Less:
Amortization of purchased intangibles (a)	68	30	232	121
Stock-based expense (b)	287	205	1,122	867
Non-GAAP operating expenses	$2,165	$1,681	$7,942	$6,325
Non-GAAP income from operations
GAAP income from operations	$137	$211	$535	$454
Plus:
Amortization of purchased intangibles (a)	130	69	447	287
Stock-based expense (b)	329	238	1,283	997
Non-GAAP income from operations	$596	$518	$2,265	$1,738
Non-GAAP non-operating income (loss) (c)
GAAP non-operating income (loss)	$102	$10	$448	$(34)
Plus:
Amortization of debt discount, net	0	7	4	26
Non-GAAP non-operating income (loss)	$102	$17	$452	$(8)
Non-GAAP net income
GAAP net income	$362	$206	$1,110	$360
Plus:
Amortization of purchased intangibles (a)	130	69	447	287
Stock-based expense (b)	329	238	1,283	997
Amortization of debt discount, net	0	7	4	26
Less:
Income tax effects and adjustments	(273)	(170)	(711)	(537)
Non-GAAP net income	$548	$350	$2,133	$1,133

* Prior period information has been adjusted for the adoption of Topic 606.

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.46	$0.28	$1.43	$0.49
Plus:
Amortization of purchased intangibles	0.17	0.09	0.58	0.39
Stock-based expense	0.42	0.32	1.66	1.36
Amortization of debt discount, net	0.00	0.01	0.00	0.04
Less:
Income tax effects and adjustments	(0.35)	(0.23)	(0.92)	(0.74)
Non-GAAP diluted earnings per share	$0.70	$0.47	$2.75	$1.54
Shares used in computing Non-GAAP diluted net income per share	786	749	775	735

* Prior period information has been adjusted for the adoption of Topic 606.

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Cost of revenues	$62	$39	$215	$166
Marketing and sales	68	30	232	121
	$130	$69	$447	$287

b)	Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018	2019	2018
Cost of revenues	$42	$33	$161	$130
Research and development	79	63	307	260
Marketing and sales	169	112	643	469
General and administrative	39	30	172	138
	$329	$238	$1,283	$997

c)	GAAP non-operating income (loss) consists of investment income, interest expense, gains on strategic investments, net and other income (expense).

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
GAAP Basic Net Income Per Share
Net income	$362	$206	$1,110	$360
Basic net income per share	$0.47	$0.28	$1.48	$0.50
Shares used in computing basic net income per share	766	724	751	715

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$548	$350	$2,133	$1,133
Basic Non-GAAP net income per share	$0.72	$0.48	$2.84	$1.58
Shares used in computing basic Non-GAAP net income per share	766	724	751	715

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
GAAP Diluted Net Income Per Share
Net income	$362	$206	$1,110	$360
Diluted net income per share	$0.46	$0.28	$1.43	$0.49
Shares used in computing diluted net income per share	786	749	775	735

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2019	2018 (as adjusted)*	2019	2018 (as adjusted)*
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$548	$350	$2,133	$1,133
Diluted Non-GAAP net income per share	$0.70	$0.47	$2.75	$1.54
Shares used in computing diluted Non-GAAP net income per share	786	749	775	735

* Prior period information has been adjusted for the adoption of Topic 606.

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates and constant currency revenue and constant currency unearned revenue growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and previously the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q4 FY19 financial statements and for its non-GAAP estimates for Q1 and FY20:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•
Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, and previously the amortization of debt discount. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2019, the company used a projected non-GAAP tax rate of 21.5 percent. For fiscal 2020, the company uses a projected non-GAAP tax rate of 22.5 percent, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix including due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.